UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2008, Valassis Communications, Inc. (“Valassis”) and Alan F. Schultz, Valassis’ Chairman of the Board of Directors, Chief Executive Officer and President, entered into an amendment to Mr. Schultz’s employment agreement (the “Schultz Amendment”) providing for, among other items, (i) an increase in his annual base salary to $1,000,000, effective July 1, 2008, (ii) an extension of the term of his employment until January 1, 2012, (iii) an increase in his semi-annual bonus opportunities to up to 100% of annual base salary if and to the extent certain performance goals are met, (iv) the grant of stock options on May 12, 2008 and January 1, 2009, each to purchase 550,000 shares of Valassis’ common stock pursuant to the Valassis’ 2008 Omnibus Incentive Compensation Plan (the “Plan”), (v) the reallocation of 11,250 shares of restricted stock from non-performance based to performance based, and (vi) certain changes to comply with Section 409A of the Internal Revenue Code. All other terms and conditions of Mr. Schultz’s employment agreement remain in full force and effect.

The foregoing description of the Schultz Amendment is summary in nature, and is qualified in its entirety by reference to the full text of the Schultz Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 13, 2008, Valassis issued a press release (the “Press Release”) announcing the extension of Mr. Schultz’s employment agreement. Filed hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of May 12, 2008, between Valassis Communications, Inc. and Alan F. Schultz

99.1	Valassis Communications, Inc. Press Release dated May 13, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Robert L. Recchia
Date: May 13, 2008	Name:	Robert L. Recchia
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of May 12, 2008, between Valassis Communications, Inc. and Alan F. Schultz

99.1	Valassis Communications, Inc. Press Release dated May 13, 2008